Exhibit 99.2
THIS ANNOUNCEMENT RELATES TO THE DISCLOSURE OF INFORMATION THAT QUALIFIED OR MAY HAVE QUALIFIED AS INSIDE INFORMATION WITHIN THE MEANING OF ARTICLE 7(1) OF THE MARKET ABUSE REGULATION (EU) 596/2014 AS IT FORMS PART OF DOMESTIC LAW OF THE UNITED KINGDOM BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018, AS AMENDED.

March 17, 2025

Open Market Purchases and Cancellation of 2025 Bonds

Burford Capital Finance LLC (the “Issuer”), a special purpose financing vehicle and an indirect wholly-owned subsidiary of Burford Capital Limited (“Burford”), hereby announces that, as of March 14, 2025, it has purchased in open market transactions an aggregate of $57,214,400 principal amount of its 6.125 per cent. US-dollar-denominated bonds due August 12, 2025 (ISIN: XS1756325228) (the “2025 Bonds”). In accordance with the terms and conditions of the 2025 Bonds, the purchased 2025 Bonds will be cancelled. Following the purchases and cancellation of the 2025 Bonds, the outstanding principal amount of the 2025 Bonds will be $122,785,600.

The Issuer may seek to make further purchases in open market transactions of the 2025 Bonds from time to time, subject to market conditions.

This announcement does not constitute or form part of an offer to sell or purchase, or a solicitation of an offer to sell or purchase, the 2025 Bonds or any other securities.

This announcement is released by the Issuer and contains information that qualified or may have qualified as inside information within the meaning of Article 7(1) of the Market Abuse Regulation (EU) 596/2014 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended.

For further information, please contact:

Allia C&C – Dealer Broker
Mark Glowrey	+44 20 3039 3465

About Burford Capital

Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR), and it works with companies and law firms around the world from its offices in New York, London, Chicago, Washington, D.C., Singapore, Dubai and Hong Kong.

For more information, please visit www.burfordcapital.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any ordinary shares or other securities of Burford.

This press release does not constitute an offer of any Burford private fund. Burford Capital Investment Management LLC, which acts as the fund manager of all Burford private funds, is registered as an investment adviser with the US Securities and Exchange Commission. The information provided in this press release is for informational purposes only. Past performance is not indicative of future results. The information contained in this press release is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in any of Burford private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward-looking statements. Although Buford believes that the assumptions, expectations, projections, intentions and beliefs about future results and events reflected in forward-looking statements have a reasonable basis and are expressed in good faith, forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause Burford’s actual results and events to differ materially from (and be more negative than) future results and events expressed, projected or implied by these forward-looking statements. Factors that might cause future results and events to differ include, among others, those discussed in the “Risk Factors” section of Burford’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the US Securities and Exchange Commission on March 3, 2025. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the periodic and current reports that Burford files with or furnishes to the US Securities and Exchange Commission. Many of these factors are beyond Burford’s ability to control or predict, and new factors emerge from time to time. Furthermore, Burford cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on Burford’s forward-looking statements.

All subsequent written and oral forward-looking statements attributable to Burford or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this press release and, except as required by applicable law, Burford undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.